UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2018

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     666 Fifth Avenue, 18th Floor, New York, NY 10103

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 7, 2018, the staff (the “Staff”) of the Division of Investment Management of the Securities and Exchange Commission (“SEC”) issued a no-action letter to Golub Capital BDC, Inc. (the “Company”), Golub Capital Investment Corporation (“GCIC”) and GC Advisors LLC, the investment adviser to the Company and GCIC (“GC Advisors”). The no-action letter states that the Staff would not recommend that the SEC take any enforcement action under Section 57(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), or Rule 17d-1 under the 1940 Act against the Company or GC Advisors if the Company were to create collateralized loan obligations (“CLOs”) in the manner described in a letter submitted to the Staff on behalf of the Company. The Company sought no-action relief to ensure that it could engage in CLO financing under the 1940 Act and the risk retention rules mandated by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: September 12, 2018	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer